This Deed of Release is made the 21st day of November, 2008 between:

(1)	Maverick Minerals Corporation (the “Company”); and

(2)	Pride of Aspen LLC (the “Releasor”)

It is acknowledged that the Company owes to the Releasor the aggregate sum (including all interest and other charges) of $311,400 made by way of a loan (“Loan”). As of the date of the Loan through the date of this Release the Company has nominal assets and no income and is unable to repay the Loan. Further the Company represents and warrants it has no reasonable prospects of generating any income or obtaining any assets. In reliance upon the foregoing, the Releasor has agreed to irrevocably release the Company, its directors, officers, employees, affiliates, or assigns (collectively the “Releasees”) absolutely from all of its obligations to repay the Loan on the terms hereinafter appearing.

This Deed witnesses as follows:

1.

The Releasor hereby absolutely and irrevocably: (i) releases the Releasees from all obligations to repay the Loan; (ii) now writes off, extinguishes and/or otherwise cancels all of the Loan now due and owing by the Company to the Releasor; (iii) releases and discharges the Releasees from all covenants, obligations and undertakings on its part to repay the Loan; and (iv) releases and discharges the Releasees from all claims, liabilities and/or demand the Releasor may have against the Releasees pursuant to or in connection with the Loan.

2.

The Releasor agrees to take all steps and execute and deliver all documents reasonably required by the Company in order to give effect and/or to perfect and/or to complete the release effected by this Deed.

In witness whereof this Deed has been executed as a deed on the date appearing above.

EXECUTED AS A DEED by the above-named MAVERICK MINERALS CORPORATION Acting by	) ) )	/s/ Robert Kinloch Robert Kinloch

SIGNED, SEALED and DELIVERED by	)
PRIDE OF ASPEN LLC. In the presence of:	)
)
/s/ Deborah Gates	)
Signature	)	PRIDE OF ASPEN LLC
)
Deborah Gates	)	Per: /s/ signed
Print Name	)	Authorized Signatory
	)	Manager Member
675 Sun Valley Road, Ste. 4, Box 3310)
Ketchum, ID 83340)
Address	)
)
Paralegal	)
Occupation